UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 27, 2007

                           BOK FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)



         Oklahoma                       000-19341              73-1373454
         --------                       ---------              ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


  Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (918) 588-6000

               _____________________N/A___________________________

          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.01.  Entry into a Material Definitive Agreement.

On November 27, 2007, BOK Financial Corporation and W. Jeffrey Pickryl, Senior Executive Vice-President with responsibility for the Company's banking subsidiaries in Arizona, Colorado, New Mexico, and Texas, entered into an amendment of Mr. Pickryl's employment agreement pursuant to which Mr. Pickryl will assume the duties of Senior Executive Vice-President and Chief Credit Officer upon the retirement of Chuck Cotter, currently Executive Vice President and Chief Credit Officer. Mr. Cotter's retirement is anticipated sometime prior to the second quarter of 2009. A plan to transition Mr. Pickryl's responsibilities will be developed over the next few months.

This Form 8-K/A includes a revised version of Exhibit 99(a), Amendment to Employment Agreement between BOK Financial Corporation and W. Jeffrey Pickryl. The first filing of this agreement within a Form 8-K filed on November 30, 2007 included several typographical errors.


ITEM 502(b).  Departure of Directors.

On November 28, 2007, David Kyle tendered his resignation from the Board of Directors to pursue personal interests concurrent with his retirement as chief executive officer of ONEOK, Inc.


ITEM 9.01.  Financial Statements and Exhibits.

         Exhibits

          99(a) Amendment  to  Employment  Agreement  dated  November  27,  2007 between BOK Financial Corporation and W. Jeffrey Pickryl.


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BOK FINANCIAL CORPORATION


                                         By:  /s/  Steven E. Nell
                                              --------------------------------
                                              Steven E. Nell
                                              Executive Vice President
                                              Chief Financial Officer
Date:  November 28, 2007